EXHIBIT 10.25

                              BANK PLUS CORPORATION

                              FIDELITY FEDERAL BANK

                     NO. 2 AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment No. 2 (the "Second Amendment") to the Letter Agreement dated as of November 19, 1998 as previously amended by and between Bank Plus Corporation ("Bank Plus") and its principal subsidiary, Fidelity Federal Bank, A Federal Savings Bank (the "Bank", and together with Bank Plus collectively, the "Company") and John M. Michel ("Executive") is entered into as of February 13, 2001 with reference to the following:


                                    RECITALS

         A. Company and Executive are parties to a Letter Agreement dated as of November 19, 1998, as amended by Amendment No. 1 thereto dated January 26, 2000 (collectively, the "Agreement").

         B. The parties desire to modify the Agreement to extend the term of the Agreement and to change the period for the notice of non-renewal of the Agreement.

         C. The parties are aware that given the Bank's regulatory circumstances this Second Amendment is currently subject to Office of Thrift Supervision's approval or non-objection, and concurrence by the Federal Deposit Insurance Corporation.


                                    AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Subsection (a) of Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

                           "4.    TERM OF AGREEMENT.

                  (a) This Agreement commenced on November 19, 1998 and shall continue in effect until February 28, 2002; provided, HOWEVER, that, commencing on March 31, 2001 and the last day of each month thereafter (each an "Applicable Month"), the term of this Agreement shall be extended for one additional month unless, on the first business day of the Applicable Month, the Company, the Bank (after explicit review by their respective Boards), or you shall have given written notice that this Agreement shall not be extended; PROVIDED FURTHER, HOWEVER, that notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of twenty-four (24) months after a change in control of the Company or the Bank, as defined in Section 5 hereof, if such change in control shall have occurred during the term of this Agreement, as it may be extended by the first proviso set forth above."

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         2. Except as herein modified and amended, each and every term, condition and agreement of said Agreement shall continue to apply with full force and effect; PROVIDED, HOWEVER, that should any provision of the Agreement be inconsistent with the terms of this Second Amendment, the Second Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment effective as of the date first written above.

BANK PLUS CORPORATION



By:_____________________
Name:
Title:

FIDELITY FEDERAL BANK,
         A FEDERAL SAVINGS BANK


By: ________________________
Name:
Title:


EXECUTIVE

/S/ John M. Michel
-----------------------------
Name:   John M. Michel